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                            STOCK PURCHASE AGREEMENT

          Agreement, made as of this 4th day of September, 1996, between ANDREW
J. MCKELVEY ("Seller") and MCKELVEY ENTERPRISES, INC., a New York corporation ("Buyer").

          Seller is the record and beneficial owner of 12,000 shares of the stock (quota), par value 1000 lire per share, of S.M.E.T. Servizio Marketing Elenchi Telefonici s.r.l. ("SMET"). Seller desires to sell and Buyer desires to purchase 9,999 of such the shares of Stock on the terms and conditions stated herein (such 9,999 shares are sometimes collectively referred to herein as the "Stock").

          NOW, THEREFORE, in consideration of the mutual obligations and duties of the parties hereto and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. On the basis of the representations and agreements contained herein, Seller hereby sells, assigns and transfers to Buyer and Buyer hereby purchases from Seller, the Stock. Seller represents and warrants that (i) Seller is the sole record and beneficial owner of, and is hereby conveying to Buyer good and marketable title in and to the Stock, free and clear of any liens, claims and encumbrances imposed by or through Seller, (ii) Seller has paid or will pay any and all stock transfer taxes relating to the transfer of the Stock, and (iii) SMET is a corporation duly organized, validly existing and in good standing under the laws of Italy.

     2. In payment for the Stock, Buyer is hereby paying Seller US$140,620, receipt of which is hereby acknowledged by Seller.

     3. Buyer represents that it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of an investment in SMET, and (ii) is acquiring the Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Buyer acknowledges having had an opportunity to discuss SMET's business, management and financial affairs with SMET's management.

     4. This agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the state of New York (other than the conflicts of laws provisions thereof) and (iv) may not be amended, terminated or waived orally.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                   SELLER:


                                   /s/ Andrew J. McKelvey
                                   ---------------------------------
                                   Andrew J. McKelvey

                                   BUYER:
                                   MCKELVEY ENTERPRISES, INC.


                                   By: /s/ Thomas G. Collison
                                       -----------------------------